Exhibit 99.1

SUPREME COURT OF THE STATE OF NEW YORK COUNTY OF NEW YORK

ING PRIME RATE TRUST, ING SENIOR INCOME FUND, ING INTERNATIONAL (II) – SENIOR BANK LOANS EURO, ING INTERNATIONAL (II) – SENIOR BANK LOANS USD, ING INVESTMENT MANAGEMENT CLO I, LTD., ING INVESTMENT MANAGEMENT CLO II, LTD., ING INVESTMENT MANAGEMENT CLO III LTD., ING INVESTMENT MANAGEMENT CLO IV, LTD., ING INVESTMENT MANAGEMENT CLO V, LTD., BABSON CREDIT STRATEGIES CLO, LTD., LOAN STRATEGIES FUNDING, LLC, BABSON CLO LTD. 2008-I, VINACASA CLO LTD., JFIN CLO 2007 LTD., XELO VII LIMITED, OSPREY CDO 2006-I LTD., ARTUS LOAN FUND 2007-I LTD., BABSON LOAN OPPORTUNITY CLO, LTD., BABSON CLO LTD. 2008-II, HAKONE FUND II LLC, BABSON CLO LTD. 2007-I, BABSON MID-MARKET CLO LTD. 2007-II, MAPLEWOOD (CAYMAN) LTD., SAPPHIRE VALLEY CDO I, LTD., BABSON CLO LTD. 2003-I, BABSON CLO LTD. 2004-I, BABSON CLO LTD. 2004-II, BABSON CLO LTD. 2005-I, BABSON CLO LTD. 2005-II, BABSON CLO LTD. 2005-III, BABSON CLO LTD. 2006-I, BABSON CLO LTD. 2006-II, DENALI CAPITAL CLO IV, LTD., DENALI CAPITAL CLO V, LTD., DENALI CAPITAL CLO VI, LTD., DENALI CAPITAL CLO VII, LTD.,

Plaintiffs,

v.

FREESCALE SEMICONDUCTOR, INC., JOHN DOES 1 THROUGH X,

Defendants.

Index No. 09/ Plaintiffs designate New York County as the place of trial COMPLAINT

Plaintiffs, by their undersigned attorneys, for their complaint against Defendants, allege the following upon information and belief, except as to the allegations pertaining to the Plaintiffs, which are alleged upon personal knowledge.

NATURE OF THE ACTION

1. This is an action brought by Plaintiffs ING Prime Rate Trust, ING Senior Income Fund, ING International (II) – Senior Bank Loans Euro, ING International (II) – Senior Bank Loans USD, ING Investment Management CLO I, Ltd., ING Investment Management CLO II, Ltd., ING Investment Management CLO III, Ltd., ING Investment Management CLO IV, Ltd., ING Investment Management CLO V, Ltd., Babson Credit Strategies CLO, Ltd., Loan Strategies Funding, LLC, Babson CLO Ltd. 2008-I, Vinacasa CLO Ltd., JFIN CLO 2007 Ltd., XELO VII Limited, Osprey CDO 2006-I Ltd., Artus Loan Fund 2007-I Ltd., Babson Loan Opportunity CLO, Ltd., Babson CLO Ltd. 2008-II, Hakone Fund II LLC, Babson CLO Ltd. 2007-I, Babson Mid-Market CLO Ltd. 2007-II, Maplewood (Cayman) Ltd., Sapphire Valley CDO I, Ltd., Babson CLO Ltd. 2003-I, Babson CLO Ltd. 2004-I, Babson CLO Ltd. 2004-II, Babson CLO Ltd. 2005-I, Babson CLO Ltd. 2005-II, Babson CLO Ltd. 2005-III, Babson CLO Ltd. 2006-I, Babson CLO Ltd. 2006-II, Denali Capital CLO IV, Ltd., Denali Capital CLO V, Ltd., Denali Capital CLO VI, Ltd., and Denali Capital CLO VII, Ltd. (collectively, “Plaintiffs”) against Defendants Freescale Semiconductor, Inc. (“Freescale”) and John Does 1 through X (the “Junior Noteholders”). Plaintiffs are senior lenders under a Credit Agreement who have lent approximately $150 million to Freescale and bring this action for breach of contract, tortious interference, and unjust enrichment against Freescale and the Junior Noteholders.

2. This case takes place in the context of a commercial lending transaction, not a merger and acquisition transaction.

3. The Credit Agreement allows Freescale to borrow additional funds in the form of Incremental Term Loans, but such borrowing can only occur if certain required warranties contained in the Credit Agreement are true and correct in all material respects on the date or dates of the issuance of any such Incremental Term Loans. One of these warranties is that Freescale has not experienced an event or circumstance “that has had or could reasonably be expected to have a Material Adverse Effect” since December 1, 2006. Freescale’s performance and value have deteriorated materially since December 1, 2006, and this decline is durationally significant and will likely extend well into the future. Because these events have had or could reasonably be expected to have a Material Adverse Effect on Freescale, the Credit Agreement prohibits it from issuing the Incremental Term Loans.

4. Freescale breached the Credit Agreement by issuing approximately $665 million in Incremental Term Loans on or around March 17, 2009. Freescale is now attempting to further breach the Credit Agreement by seeking to issue an additional $335 million in Incremental Term Loans.

5. The Junior Noteholders are holders of Freescale’s 10.125% Senior Subordinated Notes due 2016, 8.875% Senior Fixed Rate Notes due 2014, Senior Floating Rate Notes due 2014, and 9.125%/9.875% Senior Toggle Notes due 2014 who are participating or who will participate in the exchange of their debt for new Incremental Term Loans. The Junior Noteholders have tortiously interfered with the Credit Agreement by colluding with Freescale to issue the Incremental Term Loans when they are prohibited by the Credit Agreement. The Junior Noteholders have also been unjustly enriched as a result of their misconduct, because, without providing any additional cash infusion to Freescale, the Junior Noteholders have exchanged their nearly worthless junior subordinated and senior unsecured debt for valuable Incremental Term Loans that have a priority of payment and seniority of security in the collateral equivalent to the position of the Plaintiffs.

6. Plaintiffs have been injured by Freescale’s and the Junior Noteholders’ wrongful conduct. The Incremental Term Loans have wrongfully converted the priority and seniority of the Junior Noteholders to the level of the Plaintiffs. Plaintiffs’ ability to recover from the collateral to their loans has been significantly impaired through the introduction of up to an additional one billion dollars in equal priority secured debt, and the Plaintiffs did not receive anything of value for the Junior Noteholders’ wrongful conversion to this status. Further, the Plaintiffs’ senior loan holdings are tradable in a well-established private market for senior bank loans. The market value of the Plaintiffs’ senior loan holdings has decreased as a direct result of Freescale’s announcement of the Incremental Term Loans and the imminent dilution of the Plaintiffs’ rights to the collateral.

7. As a result of the Defendants’ wrongful conduct, Plaintiffs seek damages for Freescale’s breach of contract, the Junior Noteholders’ unjust enrichment, and the Junior Noteholders’ tortious interference and seek (i) a declaratory judgment that an event or circumstance “that has had or could reasonably be expected to have a Material Adverse Effect” has occurred prior to the issuance of the Incremental Term Loans, that the issuance of the Incremental Term Loans violates the Credit Agreement, and that any Incremental Term Loans that have been issued are ineffective, (ii) equitable subordination of the participants in the Incremental Term Loans, and (iii) a permanent injunction ordering Freescale and the Junior Noteholders to rescind the Incremental Term Loans.

JURISDICTION AND VENUE

8. This Court has jurisdiction over the subject matter of this action pursuant to N.Y. Const. Art. 6, § 7(a) and N.Y. CPLR § 301.

9. This lawsuit arises under a December 1, 2006 Credit Agreement (the “Credit Agreement”) which provides for jurisdiction and venue in the courts in the State of New York and to which Plaintiffs and Defendant Freescale are parties. Specifically, Section 10.16(b) of the Credit Agreement provides that:

ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, FOREIGN HOLDERS, HOLDINGS, PARENT[,] EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THESE COURTS. THE BORROWER, FOREIGN HOLDINGS, HOLDINGS, PARENT, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUND OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENTS OR OTHER DOCUMENT RELATED THERETO. (Emphasis added).

PARTIES

Plaintiffs

10. ING Prime Rate Trust is a Massachusetts business trust with its principal place of business in Scottsdale, Arizona.

11. ING Senior Income Fund is a Delaware trust with its principal place of business in Scottsdale, Arizona.

12. ING International (II) – Senior Bank Loans Euro is a Luxembourg Société d’Investissement à Capital Variable with its principal place of business in Luxembourg.

13. ING International (II) – Senior Bank Loans USD is a Luxembourg Société d’Investissement à Capital Variable with its principal place of business in Luxembourg.

14. ING Investment Management CLO I, Ltd. is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

15. ING Investment Management CLO II, Ltd. is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

16. ING Investment Management CLO III, Ltd. is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

17. ING Investment Management CLO IV, Ltd. is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

18. ING Investment Management CLO V, Ltd. is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

19. Babson Credit Strategies CLO, Ltd. is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

20. Loan Strategies Funding, LLC is a Delaware limited liability company with its principal place of business in North Carolina.

21. Babson CLO Ltd. 2008-I is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

22. Vinacasa CLO Ltd. is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

23. JFIN CLO 2007 Ltd. is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

24. XELO VII Limited is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

25. Osprey CDO 2006-I Ltd. is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

26. Artus Loan Fund 2007-I Ltd. is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

27. Babson Loan Opportunity CLO, Ltd. is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

28. Babson CLO Ltd. 2008-II is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

29. Hakone Fund II LLC is a Delaware limited liability company with its principal place of business in Massachusetts.

30. Babson CLO Ltd. 2007-I is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

31. Babson Mid-Market CLO Ltd. 2007-II is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

32. Maplewood (Cayman) Ltd. is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

33. Sapphire Valley CDO I, Ltd. is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

34. Babson CLO Ltd. 2003-I is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

35. Babson CLO Ltd. 2004-I is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

36. Babson CLO Ltd. 2004-II is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

37. Babson CLO Ltd. 2005-I is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

38. Babson CLO Ltd. 2005-II is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

39. Babson CLO Ltd. 2005-III is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

40. Babson CLO Ltd. 2006-I is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

41. Babson CLO Ltd. 2006-II is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

42. Denali Capital CLO IV, Ltd. is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

43. Denali Capital CLO V, Ltd. is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

44. Denali Capital CLO VI, Ltd. is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

45. Denali Capital CLO VII, Ltd. is a Cayman Islands limited company with its principal place of business in the Cayman Islands.

Defendants

46. Freescale Semiconductor, Inc. is a Delaware Corporation with its principal place of business in Austin, Texas.

47. John Does 1 through X are holders of Freescale’s 10.125% Senior Subordinated Notes due 2016, 8.875% Senior Fixed Rate Notes due 2014, Senior Floating Rate Notes due 2014, and 9.125%/9.875% Senior Toggle Notes due 2014 who are participating or will participate in the exchange of their junior subordinated notes for new Incremental Term Loans. The identities of the Junior Noteholders are unknown to the Plaintiffs at this time. The identities of the Junior Noteholders are known to Freescale, and the Plaintiffs will join the Junior Noteholders or their representatives when their identities are disclosed to the Plaintiffs.

FACTUAL ALLEGATIONS

48. Plaintiffs are investment funds that are senior, secured lenders to Defendant Freescale and have loaned approximately $150 million to Freescale, either at the initial syndication or through assignments purchased on the secondary market. All plaintiffs are direct lenders to Freescale and are parties to the Credit Agreement. The Plaintiffs’ loan holdings are senior in both priority of payment and security in the collateral to the Freescale debt owned by the Junior Noteholders.

49. Freescale competes in the semiconductor industry with embedded processors and complementary devices. Freescale began as Motorola’s semiconductor unit and was split-off in 2004. Freescale’s major businesses are divided into four segments: microcontrollers; cellular products; networking and multimedia; and RF, analog, and sensors.

50. Freescale entered into the Credit Agreement on December 1, 2006. The Credit Agreement provided Freescale with term loans, a dollar revolving credit facility, and an alternative currency revolving credit facility. Among other things, the Credit Agreement allows Freescale to request Incremental Term Loans, providing that certain conditions continue to be met at the time the new loans are issued.

Freescale and the Junior Noteholders Conspired to Injure the Plaintiffs.

51. Freescale has conspired with the Junior Noteholders to exchange their junior, subordinated notes for up to one billion dollars ($1,000,000,000) of new Incremental Term Loans. This note exchange will wrongfully elevate the Junior Noteholders to the same priority of payment and security in the collateral as the Plaintiffs as senior secured lenders, but Freescale will receive no new funds as a result. Although Freescale received no value from the note exchange, its senior secured loans will be substantially devalued as a result. Freescale’s announcement of its plan to issue the Incremental Term Loans has already significantly reduced the value of Plaintiffs’ loan holdings.

52. Freescale is issuing the Incremental Term Loans because the notes held by the Junior Noteholders are trading at substantially reduced values. The Junior Noteholders will receive Incremental Term Loans in an amount that is only a fraction of the par value of their original, junior notes, and Freescale will be able to extinguish a significant portion of the debt from the

Junior Noteholders’ current holdings. The Junior Noteholders seek to exchange their notes because the more senior Incremental Term Loans provide a substantially better chance of recovery if Freescale seeks bankruptcy protection or an out-of-court restructuring. Given the current precarious state of Freescale’s business, an inability to pay all of its debt service on a current basis and a bankruptcy are real and imminent probabilities. In fact, Freescale announced that it has chosen to pay some of its junior bonds PIK interest.

53. The Incremental Term Loans do not improve Freescale’s cash position. Instead, the Junior Noteholders are receiving value at the sole expense of the Plaintiffs.

54. According to a March 17, 2009 Form 8-K filed with the S.E.C., Freescale has already issued $665 million in new Incremental Term Loans to holders of Senior Fixed Rate Notes, Senior Floating Rate Notes, and Senior Subordinated Notes. Freescale has also announced that it is seeking commitments from the holders of its Senior Toggle Notes to issue the remaining $335 million available under the Incremental Term Loans.

Freescale is Prohibited from Issuing Incremental Term Loans if There Has Been an Event or Circumstance “that has had or reasonably could be expected to have a Material Adverse Effect.”

55. The Credit Agreement allows Freescale to issue Incremental Term Loans under Section 2.14, which provides for Freescale to issue the new loans under an Incremental Amendment to the Credit Agreement. Section 2.14 requires that:

The effectiveness of (and, in the case of any Incremental Amendment for an Incremental Term Loan, the borrowing under) any Incremental Amendment shall be subject to the satisfaction on the date thereof . . . of each of the conditions set forth in Section 4.02 . . . . (emphasis added).

56. Section 4.02(a), which Section 2.14 requires to be satisfied for an effective Incremental Term Loan, provides that:

The representations and warranties of the Borrower and each other Loan Party contained in Article 5 . . . shall be true and correct in all material respects on and as of the date of such Credit Extension . . .

57. Specifically, Freescale warrants under Section 5.05(b), the portion of the Credit Agreement addressing “Representations and Warranties,” that “[s]ince the Closing Date [of December 1, 2006], there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.”

58. The definition of “Material Adverse Effect” is contained in Section 1.01 of the Credit Agreement:

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of Parent [Freescale] and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties and the Guarantors (taken as a whole) to perform their respective payment obligations under any Loan Document to which any of the Loan Parties or Guarantors is a party or (c) a material adverse effect on the rights and remedies of the Lenders or the Agents under any Loan Document.

59. It is notable that the above definition contains no exclusions for general economic conditions or for effects also shared by competitors, as are common in clauses for merger and acquisition transactions.

60. The Confidential Information Memorandum for Up to $1,000,000,000 Incremental Terms Loans issued by Freescale (the “Loan Memo”) also confirms that the absence of events or circumstances that have caused or could be reasonably expected to cause a Material Adverse Effect is a condition precedent to the closing of the Incremental Term Loans.

Events or Circumstances Have Occurred that Have Had or Could Reasonably Be Expected to Have a Material Adverse Effect on Freescale.

61. Section 5.05(b) of the Credit Agreement instructs that Freescale’s performance should be measured from the Closing Date (December 1, 2006) when determining whether an event or circumstance “that has had or could reasonably be expected to have a Material Adverse Effect” has occurred.

62. Since December 1, 2006, Freescale’s performance and value have substantially declined in virtually all measurable ways. A comparison of the current financial data from Freescale’s 2008 Form 10-K to its 2006 Form 10-K (the available data closest in time to December 1, 2006) shows that Freescale has materially worsened in the two years since the Credit Agreement was signed:

Freescale Annual Performance (in $ millions)

	2006	2008	Percent Change
Total Shareholder equity	4,717	(4,674)	-199%
Goodwill & Intangible Assets	10,967	1,264	-88%
EBITDA	(1,311)	(6,008)	-358%
Adjusted EBITDA	1,861	1,391	-25%
Gross Margin	2,734	2,072	-24%
Net Earnings	(1,994)	(7,913)	-296%
Net Sales	6,359	5,226	-18%
Accounts Receivable	635	394	-38%

63. The comparison of Freescale’s annual performance data shows that it is now performing and valued at mere fractions of its performance and value at the time of closing. Freescale’s key financial performance metrics have declined in staggering amounts: EBITDA is down 358%, shareholder equity decreased approximately 200% and Adjusted EBITDA declined 25%.

64. In its 2008 Form 10-K, Freescale reports a material change in the value of its Assets:

In connection with the termination of the Q1 2008 Motorola Agreement, the significant decline in the market capitalization of the public companies in our peer group as of December 31, 2008,

our intent to pursue strategic alternatives for our cellular handset product group and the impact from weakening global market conditions in our remaining businesses, we concluded that indicators of impairment existed related to our goodwill and intangible assets.

65. The write-down of $5.4 billion of goodwill and $1.6 billion of intangible assets associated with the 2006 Merger and termination of the Motorola Agreement is the company’s acknowledgement that the earnings power of its core businesses has been irreversibly impaired.

66. More alarming, Freescale’s downward trajectory is escalating drastically. Freescale’s annual statistics do not fully reveal the extent of its decline since better performance in the first half of 2008 disguises the company’s escalating—and continuing—deterioration. Comparing Freescale’s performance from the fourth quarter of 2008 to the fourth quarter of 2006 shows a company in a virtual free-fall:

Freescale Quarterly Performance (in $ millions)

	4Q 2006	4Q 2008	Percent Change
Revenue	1,615	940	-42%
EBITDA	401	(3,768)	-1040%
Adjusted EBITDA	440	94	-79%
Net sales	1,619	940	-42%
Backlog	1,500	700	-53%

67. Freescale’s order backlog, which is the company’s primary tool for monitoring forward sales expectations, has fallen dramatically since the closing date. Freescale’s $1.5 billion backlog as of December 31, 2006 declined 53% to merely $700 million for the fourth quarter of 2008.

68. Freescale admits that its declining performance is expected to continue through 2009. One group of Incremental Term Loans closed in mid-March, and the next group is expected to close in late March. Thus, the relevant time period for determining whether an event or circumstance “that has had or could reasonably be expected to have a Material Adverse Effect” has occurred also encompasses the majority of the first quarter of 2009, through which Freescale’s deterioration has continued.

69. As a result of its declining performance, Freescale has become over-leveraged. A key metric for understanding a company’s financial condition is the ratio of total senior secured debt to the company’s Adjusted EBITDA. This ratio has risen from 1.9x in 2006 to 2.8x in 2008. When Freescale’s fourth quarter 2008 results are annualized, the leverage ratio reaches 10.3x. As discussed below, independent financial analysts projected Freescale’s 2009 leverage ratio to range from 16.2x to 20.9x before the Incremental Term Loans were announced. Revised leverage ratios accounting for the Incremental Term Loans would be even higher.

70. Freescale itself projects in its 2008 Form 10-K that its decreasing profitability will trigger restrictions in the Credit Agreement in 2009 that will prohibit the issuance of the Incremental Term Loans:

The maintenance of certain of our financial ratios is based on our level of profitability. These lower levels of profitability will cause our incurrence-based financial ratios to fall outside of the prescribed range set forth in the Credit Facility, which will impose certain of the restrictions as discussed in the preceding paragraph [i.e., inability to: incur additional indebtedness, issue preferred stock, pay dividends, pay dividends or other distributions from subsidiaries, incur liens, make certain investments, transfer or sell assets, engage in transactions with affiliates, merge with other companies, or transfer substantially all assets].

71. Even the most generous reading of the preceding quote suggests that Freescale itself admits that an actual Material Adverse Effect is, at the very least, imminent and unavoidable in 2009. Freescale is now attempting to push the Incremental Term Loans through before it triggers restrictions in the Credit Agreement which will prohibit the transaction. However, Freescale has already experienced events or circumstances, especially when taken together as a group, “that [have] had or could reasonably be expected to have a Material Adverse Effect” and the Incremental Term Loans therefore violate the Credit Agreement.

Freescale’s Declining Performance is Durationally Significant.

72. Though Freescale’s worst performance occurred in the most recent quarter, there is no reason to believe that this downturn is a mere “hiccup” or cyclical downturn. In fact, Freescale’s own explanations for its current dire condition suggest that this downturn will be durationally significant.

73. In its 2008 Form 10-K filing, Freescale provides five major reasons for its downturn: (1) macroeconomic weakness, (2) decreased demand for its products from the automotive industry, (3) decrease in utilization rate, (4) elimination of its contract with Motorola, and (5) a decision to retreat from the cellular handset market. To the extent that these factors will ever improve, their decline will be measured in years and not months.

74. Freescale recognizes the severe impact of the general economic downturn: “Given the nature of the global economic weakness and its effects on our end markets, we are unable to precisely forecast when or if revenues and profitability will return to previous levels.” (emphasis added). Though the economic weakness remains unpredictable at this point, even Freescale acknowledges that its own revenues and profitability may never recover. Further, Freescale noted in its 2008 Form 10-K that “if the current uncertain economic conditions continue or further deteriorate, our business and results of operations could be materially and adversely affected.” Freescale admitted on its 2008 fourth quarter conference call that “[w]e expect another sequential decline in revenues and profitability [in the first quarter of 2009],” suggesting that even Freescale predicts a continuation of the economic decline and the accompanying material adverse effect forecasted in its Form 10-K. The global economy has shown no signs of recovery in the near future, and a recovery to the levels of late 2006 will almost certainly take years in even the most optimistic scenario.

75. The automotive industry has been particularly affected by the economic downturn, and Freescale has “been significantly impacted by the weakness in the U.S. automotive market in 2008” according to its 2008 Form 10-K. Freescale depends on a robust automotive industry for a substantial portion of its sales. For example, the automotive industry accounted for 31% of Freescale’s total sales in 2008. Freescale’s 2008 Form 10-K states that it “expect[s] these conditions to persist into 2009 and to adversely affect our revenues and profitability, but we are not able to precisely forecast the level and duration of such weakened demand.”

76. Freescale’s utilization rate at its manufacturing facilities has plunged from 85% in 2006 to 51% in 2008. As Freescale’s 2008 Form 10-K notes, “Our gross margin is greatly influenced by our utilization.” Freescale’s gross margin has decreased 24% since 2006, and Freescale “anticipate[s] continued pressure on our utilization and gross margin in the near term due to the current macro-economic environment” according to its 2008 Form 10-K. Freescale has a variety of fixed costs in its manufacturing process it cannot avoid, even while the output remains low or even continues to drop.

77. Freescale originated as Motorola’s semiconductor unit, and Motorola continued to be Freescale’s largest customer after it spun Freescale off in 2004. In the fourth quarter of 2008, Freescale allowed Motorola to eliminate minimum purchasing commitments from Freescale’s cellular handset business. A fourth quarter comparison from 2007 to 2008 shows that Freescale’s cellular handset revenues dropped 82% with the loss of the Motorola sales. On a conference call to discuss its 2008 fourth quarter results, Freescale admitted that it did not expect its cellular handset revenues to grow in 2009 from the disappointing number it posted in the fourth quarter of 2008. In its 2007 Form 10-K, Freescale predicted the dire risk that it now faces: “The loss of one or more of our significant customers or a decline in demand from one or more of these customers could have a material negative impact on sales.” These predicted lost sales are now a permanent decrease in Freescale’s cellular handset sales that Freescale has no expectation of recapturing.

78. In light of the lost Motorola sales, consolidation within the cellular handset semiconductor market, declining growth in the cellular handset market, and increased research and development costs, Freescale is beating a rapid retreat from the cellular handset market—one of its most profitable businesses. In October 2008, Freescale announced plans to “explor[e] strategic options for our cellular handset business and [that it] intend[ed] to complete a sale, joint venture agreement or other transformation in the coming months.” Freescale announced on its 2008 fourth quarter conference call that it was attempting to sell the cellular business, but CEO Rich Beyer stated that “we are not optimistic that we are going to be able to sell it as a single entity.” As shown below, independent financial analysts agree.

79. Freescale’s net sales in the cellular handset market have decreased 18% since 2006. Furthermore, this analysis of annual performance fails to capture the true and drastic impact of the lost Motorola sales. Freescale predicts that quarterly cellular handset market revenue in 2009 will remain at approximately $60 million, or just $240 million for the year. This is an 85% decrease from its 2006 revenues. Cellular handset sales have historically comprised about 20% of Freescale’s total net sales, and Freescale is now seeking to significantly reduce its participation or even permanently withdraw from the market.

80. Taken individually, each of these factors causes serious concern for Freescale’s current and future prospects. Taken as a group—as required by the Credit Agreement—these factors demonstrate that Freescale has suffered an event or circumstance between December 1, 2006 and the time of issuance of the Incremental Term Loans “that has had or could reasonably be expected to have a Material Adverse Effect” as defined in the Credit Agreement.

Analysts Agree that Freescale’s Decline will Continue.

81. Following Freescale’s announcement of its poor performance in the fourth quarter of 2008, a number of independent financial analysts projected that Freescale’s financial problems will continue and even escalate. Furthermore, these analysts cast doubt on Freescale’s ability to fulfill its obligations to current security holders under the Credit Agreement, including Plaintiffs.

82. Deutsche Bank released a report on January 30, 2009 entitled “Freescale Semiconductor Reports Weak Q4 08 Results.” Deutsche Bank predicts that “Freescale will be hard-pressed to grow into its capital structure, even under reasonable endmarket recovery scenarios.” Deustche Bank has a bleak outlook for Freescale’s cellular handset sales:

Overall weakness in the cellular phone market, significant market share losses by Freescale’s primary cellular customer Motorola, and Motorola’s recent decision to consolidate its chip suppliers away from Freescale were the primary reasons for the significant revenue erosion. Recently, Freescale announced that it was evaluating strategic alternatives for its cellular business including the potential sale of the business. Given the current state of the wireless market and the significant erosion in cellular segment revenue, we believe it is unlikely the company will find a buyer for this business and will more likely have to take actions to wind it down. (emphasis added).

83. Deutsche Bank also expresses doubts about the effectiveness of Freescale’s restructuring efforts: “While we laud the company’s efforts to reduce costs, we are concerned that the targets may be ambitious.” Deutsche Bank projects Freescale’s bank leverage to reach 20.9x at the end of 2009.

84. Deutsche Bank maintains a “sell” recommendation on both the Freescale Senior Notes and the Freescale Senior Subordinated Notes. Deutsche Bank also casts doubt on Freescale’s continued abilities to meet its commitments under the Credit Agreement:

Given our view that leverage will likely stay in the mid to high-single-digit level through the banks even after both the company realizes savings from its cost restructuring initiatives and experiences a recovery in its end-markets, we believe that prospects for any meaningful recovery for the senior and subordinated portions of the capital structure are dim.

85. Goldman Sachs released its Freescale analysis on February 6, 2009, concurring with Deutsche Bank’s negative outlook and maintaining an “Underperform” recommendation. Specifically, Goldman Sachs predicts lasting declines in Freescale’s automotive microcontroller business:

Global automotive production volumes have declined precipitously over the past few quarters with international market declines accelerating recently. We expect the Microcontroller segment to continue to face a weak market through much of 2010 as US vehicle production falls further from depressed levels (-21% in 2009) while the European market declines accelerate (-14% in 2009). We still believe Freescale has a very defensible leading market position in automotive Microcontrollers but acknowledge it will probably be at the mercy of the market for the near to medium term.

86. Goldman Sachs also notes that Freescale’s cellular handset business will likely have insufficient revenues to cover even its fixed costs and that it will likely be unable to find a buyer for the entire business:

The declines reflect Motorola’s decision to de-source Freescale. Management acknowledged that $60 million should be the new run rate of revenues (likely well below fixed costs) which reflects some remaining Motorola and RIM supply. While a sale of all of cellular is not viable at this point, the company remains committed to selling the unit piecemeal if it can. We think a shut-down of this unit would likely result in an additional $100-$200 million of restructuring costs. (emphasis added).

87. The microcontroller and cellular handset product lines—for which Goldman Sachs projects continued deterioration—comprised approximately 52% of Freescale’s net sales in 2008. Goldman Sachs projects Freescale’s bank leverage to reach 17.82x at year-end 2009.

88. Goldman Sachs also notes that “the [Freescale] bonds are trading at distressed levels” and that “recovery should be close to zero for unsecured bonds.”

89. Citigroup, Freescale’s administrative agent under the Credit Agreement, released an analysis on January 30, 2009 with a “Neg/Neg” outlook for Freescale. Citigroup forecasted Freescale “to generate negative $39M in the March quarter. Our full year estimate is $240M.” Citigroup also predicts that Freescale’s bank leverage will have jumped to 16.2x at year-end 2009. Based on this information, Citigroup recommends a “sell” for Freescale’s current loans.

90. All three analysts’ reports were prepared prior to Freescale’s announcement of the Incremental Term Loans. The pro forma bank leverage contained within these reports would be even higher after accounting for the higher senior debt levels resulting from the Incremental Term Loans.

Trading levels of Freescale Debt Reflect Market Perception of Permanent Impairment.

91. Prior to Freescale’s announcement of the Incremental Term Loans, its loans were already trading at distressed levels. The distressed prices reflected the market’s belief that Freescale had suffered an event or circumstance “that has had or could reasonably be expected to have a Material Adverse Effect” and that an impairment has occurred.

92. Following Freescale’s announcement of the Incremental Term Loans, the values of the Plaintiffs’ loan holdings dropped even further, in anticipation that $1,000,000,000 of debt that was previously subordinated to the Plaintiffs’ notes would reach the same priority and seniority in the event of a bankruptcy.

93. The Senior Fixed Rate Notes and the Senior Subordinated Notes held by the Junior Noteholders were trading at even more distressed levels. This reduced value reflects an imminent default with a high probability of total principal loss coupled with some benefit for coupon payments received before default.

Freescale and the Junior Noteholders are Trying to Quickly Close the Notes to Avoid Scrutiny and Further Dire Results.

94. Freescale’s financial statements show that Freescale has suffered an event or circumstance “that has had or could reasonably be expected to have a Material Adverse Effect.” However, Freescale and the Junior Noteholders are trying to close the Incremental Term Loans as quickly as possible for two reasons. First, Freescale’s dire first quarter 2009 results will readily confirm that Freescale has suffered an event or circumstance “that has had or could reasonably be expected to have a Material Adverse Effect.” Second, Freescale itself admits that it will trigger restrictions in the Credit Agreement in the near future, which will expressly prohibit Freescale from issuing the Incremental Term Loans.

FIRST CAUSE OF ACTION – BREACH OF CONTRACT (against Freescale)

95. Plaintiffs hereby incorporate paragraphs 1 through 94 as if fully set forth herein.

96. The Credit Agreement prohibits Freescale from issuing the Incremental Term Loans if Freescale has suffered an event or circumstance “that has had or could reasonably be expected to have a Material Adverse Effect” since December 1, 2006.

97. As described above, Freescale’s performance and value have declined substantially since December 1, 2006. This decline is durationally significant and material.

98. As a result, Freescale has suffered an event or circumstance “that has had or could reasonably be expected to have a Material Adverse Effect.” Closing the $665 million in Incremental Term Loans constituted a breach of the Credit Agreement and has caused the Plaintiffs to suffer substantial damages, including but not limited to the loss of value of their loan holdings. The closing of the additional $335 million in Incremental Term Loans constitutes a further breach of the Credit Agreement and will cause Plaintiffs to suffer additional substantial damages.

SECOND CAUSE OF ACTION – DECLARATORY RELIEF (against all Defendants)

99. Plaintiffs hereby incorporate paragraphs 1 through 94 as if fully set forth herein.

100. The Credit Agreement prohibits Freescale from issuing the Incremental Term Loans if Freescale has suffered an event or circumstance “that has had or could reasonably be expected to have a Material Adverse Effect” since December 1, 2006.

101. As described above, Freescale’s performance and value have declined substantially since December 1, 2006. This decline is durationally significant and material.

102. As a result, Freescale has suffered an event or circumstance “that has had or could reasonably be expected to have a Material Adverse Effect.” Plaintiffs believe that Freescale will dispute this and will assert that all conditions have been met for Incremental Term Loans to be issued. Freescale has already issued $665 million in Incremental Term Loans and is seeking to issue an additional $335 million.

103. As a result of the foregoing, an actual case or controversy exists between the parties that is ripe for judicial determination.

104. Plaintiffs therefore request that the Court enter a judgment declaring that (a) Freescale has suffered an event or circumstance “that has had or could reasonably be expected to have a Material Adverse Effect” under the Credit Agreement, (b) issuance of the Incremental Term Loans violates the Credit Agreement, and (c) the Incremental Term Loans are invalid, ultra vires and void ab initio.

THIRD CAUSE OF ACTION – TORTIOUS INTERFERENCE

(against the Junior Noteholders)

105. Plaintiffs hereby incorporate paragraphs 1 through 94 as if fully set forth herein.

106. As described above, the Junior Noteholders participated in and encouraged Freescale’s breach of the Credit Agreement. The Junior Noteholders had knowledge of the Credit Agreement. The Junior Noteholders induced Freescale to issue the Incremental Term Loans, even though the transaction is a breach of the Credit Agreement because Freescale has suffered an event or circumstance “that has had or could reasonably be expected to have a Material Adverse Effect.”

107. As a result, the Junior Noteholders tortiously interfered with the Credit Agreement.

108. The Junior Noteholders’ tortious interference has caused the Plaintiffs to suffer substantial damages.

FOURTH CAUSE OF ACTION – EQUITABLE SUBORDINATION

(against the Junior Noteholders)

109. Plaintiffs hereby incorporate paragraphs 1 through 94 as if fully set forth herein.

110. As a result of Freescale’s and the Junior Noteholders’ wrongful acts, the Junior Noteholders’ debt instruments have been wrongfully elevated to the same priority and seniority as the Plaintiffs’ senior loan holdings.

111. Because the elevation of priority and seniority was achieved through wrongful actions by Freescale and the Junior Noteholders, the Incremental Term Loans should be equitably subordinated.

112. As described above, the Defendants’ wrongful elevation of priority and seniority for the Junior Noteholders has caused substantial harm to the Plaintiffs that cannot be remedied adequately through an award of monetary damages.

113. As a result of the foregoing, an actual case or controversy exists between the parties that is ripe for judicial determination.

114. Plaintiffs therefore request the Court enter a judgment equitably subordinating the Junior Noteholders’ Incremental Term Loans to the priority of the original junior, unsecured notes that they have exchanged or will exchange for the Incremental Term Loans.

FIFTH CAUSE OF ACTION – UNJUST ENRICHMENT (against the Junior Noteholders)

115. Plaintiffs hereby incorporate paragraphs 1 through 94 as if fully set forth herein.

116. As a result of Freescale’s and the Junior Noteholders’ wrongful acts, the Junior Noteholders have been unjustly enriched. The note exchange of the junior, unsecured notes for the superior Incremental Term Loans has unjustly and at the Plaintiffs’ expense provided real

117. As described above, the Junior Noteholders’ unjust enrichment has caused the Plaintiffs to suffer substantial damages.

118. As a result of the foregoing, an actual case or controversy exists between the parties that is ripe for judicial determination.

SIXTH CAUSE OF ACTION – RESCISSION (against all Defendants)

119. Plaintiffs hereby incorporate paragraphs 1 through 94 as if fully set forth herein.

120. As a result of Freescale and the Junior Noteholders’ wrongful acts, Freescale and the Junior Noteholders have wrongfully elevated the Junior Noteholders’ debt instruments to the same priority and seniority as the Plaintiffs’ senior, secured loans.

121. Because the elevation of priority and seniority was achieved through wrongful actions by Freescale and the Junior Noteholders, the Incremental Term Loans should be rescinded to place the Plaintiffs in the position they held before the Defendants’ wrongful actions.

122. As described above, the Defendants’ wrongful elevation of priority and seniority for the Junior Noteholders has caused substantial harm to the Plaintiffs that cannot be remedied adequately through an award of monetary damages.

123. As a result of the foregoing, an actual case or controversy exists between the parties that is ripe for judicial determination.

124. Plaintiffs therefore request the Court enter a permanent injunction (1) requiring the parties to the Incremental Term Loans to rescind the transaction and unwind any exchange of notes that has occurred as a result of the Incremental Term Loans and (2) prohibiting Freescale from issuing Incremental Term Loans in the future.

PRAYER FOR RELIEF

WHEREFORE, Plaintiffs demand judgment against Defendants in each Cause of Action of the Complaint, and request the following relief:

A. Monetary damages awarded to Plaintiffs in an amount to be determined;

B. Declaratory relief;

C. Equitable subordination;

D. Permanent injunction requiring rescission;

E. Attorneys’ fees; and

F. Such other and further relief to which the Plaintiffs justly are entitled.

Dated: March 24, 2009

/s/ Vineet Bhatia
Vineet Bhatia
Kenneth S. Marks
David M. Peterson
SUSMAN GODFREY L.L.P.
Suite 5100
1000 Louisiana
Houston, TX 77002-5096
(713) 651-9366 Fax: (713) 654-6666 kmarks@susmangodfrey.com vbhatia@susmangodfrey.com dpeterson@susmangodfrey.com

Tibor L. Nagy
SUSMAN GODFREY L.L.P.
654 Madison Ave., 5th Floor
New York, NY 10065-8404

(212) 336-8330
Fax: (212) 336-8340 tnagy@susmangodfrey.com

Attorneys for Plaintiffs